UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2017

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	000-55326 (Commission File Number)	46-4333787 (I.R.S. Employer Identification Number)

Room 503, 5/F, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong, S.A.R.

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 4, 2017, Image Chain Group Limited, Inc. (“Image Chain”), delivered an aggregate of 3,320,000 shares of its common stock, par value U.S.$0.001 per share (“Common Stock”), to a group of employees and service providers in exchange for services rendered or to be rendered to Image Chain. The fair market value of the Common Stock was determined by the board of directors of Image Chain to be US$5.00 per share. The issue of Common Stock was made in reliance on Regulation S under the Securities Act, exempting transactions offshore the United States, except with respect to the issue of Common Stock to Image Chain’s Chief Executive Officer, Mr. David Po, which was made in reliance on Section 4(a)(2) of the Securities Act, as a transaction not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, S.A.R., on the 2nd day of November, 2017.

IMAGE CHAIN GROUP LIMITED, INC.

By:	/s/ David Po
David Po
Chairman, Chief Executive Officer and President